Exhibit 99.1

100 22nd Avenue
Brookings, SD 57006
(t) 605.696.7200
(f) 605.696.7250

FOR IMMEDIATE RELEASE

VeraSun Energy Delays Startup of

Hankinson, North Dakota, Biorefinery

Brookings, S.D., June 25, 2008 – VeraSun Energy Corp. (NYSE: VSE), one of the nation’s largest ethanol producers, today announced that it will delay the startup of its 110 million-gallon-per-year (MMGY) ethanol production facility in Hankinson, N.D. The Hankinson biorefinery marks the third VeraSun facility that has delayed startup operations this month due to market conditions, joining other 110MMGY plants in Welcome, Minn., and Hartley, Iowa.

“Given the current volatility in the market, we believe that delaying all three of these startups is the prudent decision for the long-term benefit of our company and shareholders,” said VeraSun CEO Don Endres. “Currently ethanol is being sold at a deep discount to unleaded gasoline, which has caused us to delay the start-up of these facilities until the outlook for ethanol selling prices and overall margins improve.”

Construction on the Hankinson facility will be completed by the end of June, while construction on the Hartley and Welcome biorefineries was completed earlier this month.

“With oil prices hovering around record levels, there is a tremendous urgency for domestically produced fuel options in our country,” Endres said. “Ethanol is a solution that is available today and will continue to have a strategic impact on diversifying our energy needs.”

About VeraSun Energy Corporation

VeraSun Energy Corporation (NYSE: VSE), headquartered in Brookings, S.D., is a leading producer of renewable fuel. Founded in 2001, the company has more than 1.3 billion gallons of annual ethanol production capacity through 14 biorefineries. Three additional facilities are currently either under construction or development with a combined capacity of 330 million gallons. Upon completion of the new facilities, VeraSun Energy will have an annual production capacity of approximately 1.75 billion gallons. Recently, the company began construction at its Aurora facility that will allow it to extract oil from dried distillers grains.

VeraSun markets E85, a blend of 85 percent ethanol and 15 percent gasoline for use in Flexible Fuel Vehicles (FFVs), directly to fuel retailers under the brand VE85®. For more information, please visit VeraSun Energy’s websites at www.verasun.com or www.VE85.com.

Forward-Looking Statements

We have included or incorporated by reference in this press release forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the management of VeraSun, are subject to risks and uncertainties outside of our control, and actual results might differ materially from these statements. VeraSun is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those described in any forward-looking statements include the volatility and uncertainty of corn, natural gas, ethanol and unleaded gasoline prices; the results of our merger with US BioEnergy; our ability to develop an oil extraction business; the results of our recently acquired facilities; the results of our hedging transactions and other risk mitigation strategies; operational disruptions at our facilities; our ability to implement our expansion strategy as planned or at all; our ability to locate and integrate potential future acquisitions; development of infrastructure related to the sale and distribution of ethanol; excess production capacity in our industry; our ability to compete effectively in our industry; changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices; environmental, health and safety laws, regulations and liabilities; our reliance on key management personnel; future technological advances; limitations and restrictions contained in the instruments and agreements governing our indebtedness; our ability to raise additional capital and secure additional financing; and costs of construction and equipment, as more fully described in the “Risk Factors” sections of our annual report on Form 10-K for the year ended December 31, 2007 and our quarterly report on Form 10-Q for the quarter ended March 31, 2008.

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VeraSun Contacts:

Media:

Mike Lockrem

605-696-7527

mlockrem@verasun.com

Investors:

Patty Dickerson

605-696-7236

pdickerson@verasun.com